Exhibit 99.1

Press Release

RAND LOGISTICS ANNOUNCES
M/V OJIBWAY RETURNS TO SERVICE
TO SUPPORT CANADIAN GRAIN HARVEST

Jersey City, NJ – September 19, 2016 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), a leading provider of bulk freight shipping services throughout the Great Lakes region, announced that its previously laid up Canadian-flagged conventional bulk carrier, the M/V Ojibway, returned to service on September 12, 2016 to support new business contracts resulting from the strong Canadian grain harvest.

“We are very pleased to bring the Ojibway back into service for the remainder of the 2016 sailing season. As previously disclosed, during the quarter ended March 31, 2016 we agreed to a favorable buyout of a customer time charter contract on this vessel and the Ojibway was not expected to operate this sailing season,” said Ed Levy, Rand’s Chief Executive Officer. “After favorable marketing efforts and the strong Canadian grain market, we were able to return the vessel to service to support our customer’s needs.”

Levy concluded, “Projected revenue from these additional sailing days will help to balance the continuing choppy demand environment we saw in the first quarter of fiscal year 2017. Returning the Ojibway to service will position us to continue to repay debt and increase our return on capital as we operate through the remainder of the 2016 sailing season.”

The Company has increased its projection of sailing days to approximately 3,500 days, an increase from the initial projection of approximately 3,405 days, and intends to operate 14 vessels for the remainder of the 2016 season, including all six of our Canadian flagged self-unloaders and five of our six US flagged self-unloaders.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of three conventional bulk carriers and twelve self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements which reflect management’s current views with respect to certain future events and Rand’s operations, performance and financial condition. Forward-looking statements are only as of the date of this press release. Forward-looking statements include, but are not limited to: future operating or financial results; anticipated plans, goals or objectives of our management for operations and services; anticipated financial position and liquidity; and outlook, financial and other guidance.  For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in certain of our markets; the weather conditions on the Great Lakes; our ability to maintain and replace our vessels as they age; changes in customer demand; changes in shipping regulations; fluctuations in currencies and interest rates; adequacy of capital resources, including the ability to obtain financing in the future; expectations of vessels’ useful lives and the estimated obligations, and the timing thereof, relating to vessel repair or maintenance work; expected capital spending or operating expenses, including dry-docking and insurance costs; the ability to comply with or regain compliance with applicable regulations and Rand’s debt covenants; changes in laws, regulations or tax rates, or the outcome of pending legislative or regulatory initiatives; and potential liability from pending or future litigation.

The risks included are not exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 16, 2016.

CONTACT:

Rand Logistics, Inc.

Annemarie Dobler, Corporate Communications Director
(212) 863-9429
apdobler@randlogisticsinc.com

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www.randlogisticsinc.com